                   (FORM OF STOCK CERTIFICATE - FRONT SIDE)

NUMBER                                                       SHARES



COMMON STOCK                                                 CUSIP
                                                             See reverse for
                                                             certain definitions


                      COMMUNITY SAVINGS BANKSHARES, INC.

           CHARTERED UNDER THE LAWS OF THE UNITED STATES OF AMERICA



     This certifies that ___________________________________ is the owner of
_________________ fully paid and non-assessable shares of the Common Stock, par value $1.00 per share, of Community Savings Bankshares, Inc., a federally chartered corporation.

     The shares evidenced by this certificate are transferable only on the books of the Community Savings Bankshares, Inc. by the holder hereof, in person or by attorney, upon surrender of this certificate properly endorsed. The interest in Community Savings Bankshares, Inc. evidenced by this certificate may not be retired or withdrawn except as provided in the Rules and Regulations promulgated by the Office of Thrift Supervision and the Charter and Bylaws of Community Savings Bankshares, Inc. and the capital stock evidenced hereby is not an account of an insurable type and is not insured by the Federal Deposit Insurance Corporation. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by the facsimile signature of its duly authorized officers and has caused its facsimile seal to be affixed hereto.

Dated:



             (SEAL)
-------------                            --------------------------------------
Deborah M. Rousseau                      James B. Pittard, Jr.
Secretary                                President and Chief Executive Officer

                    (FORM OF STOCK CERTIFICATE - BACK SIDE)

     Until October 24, 1999, the shares evidenced by this Certificate are subject to a limitation contained in the Charter to the effect that in no event shall any record owner of any outstanding Common Stock which is beneficially owned directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of Common Stock (the "Limit"), other than ComFed, M.H.C., be entitled or permitted to any vote in respect of shares held in excess of the Limit. In addition, until October 24, 1999, the shares represented by this Certificate may not be cumulatively voted on any matter.

     The Board of Directors of the Company is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations preferences, limitations and restrictions thereof. The Company will furnish to any shareholder upon request and without charge a full description of each class of stock any series thereof.

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM     -    as tenants in common

TEN ENT     -    as tenants by the entireties

JT TEN      -    as joint tenants with right of survivorship and not
                 as tenants in common

UNIF GIFT MIN ACT - _______________________ Custodian ___________________ under
                            (Cust)                          (Minor)
     Uniform Gifts to Minors Act ________________________________________
                                              (State)

Additional abbreviations may also be used though not in the above list.

    For value received, _________________ hereby sell, assign and transfer unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
TAXPAYER IDENTIFYING NUMBER OF ASSIGNEE

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(Please print or typewrite name and address including postal zip code of assignee)

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__________ shares of Common Stock represented by this Certificate, and do hereby irrevocably constitute and appoint _______________ as Attorney, to transfer the said shares on the books of the within named corporation, with full power of substitution.



Dated __________________,


                                            ----------------------------------
                                            Signature



                                            ----------------------------------
                                            Signature


NOTICE: The signature(s) to this assignment must correspond with the name(s) as written upon the face of this Certificate in every particular, without alteration or enlargement, or any change whatever. The signature(s) should be guaranteed by an eligible guarantor institution (bank, stockbroker, savings and loan association or credit union) with membership in an approved signature medallion program, pursuant to S.E.C. Rule 17Ad-15.